Exhibit 99.2

Purple Innovation Announces CFO Transition

Robert (Bob) Lucian, Former La-Z-Boy CFO, Appointed Chief Financial Officer

Todd Vogensen to Depart Effective May 1, 2026

Lehi, Utah, April 28, 2026 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company whose mattresses promise to give you “less pain, better sleep,” today announced that Chief Financial Officer Todd Vogensen will depart the Company effective May 1, 2026, to pursue another opportunity. The Company also announced the appointment of Robert (Bob) Lucian, a seasoned public company finance executive and former Chief Financial Officer of La-Z-Boy Incorporated, as Chief Financial Officer, effective April 27, 2026.

“We are pleased to welcome Bob to Purple,” said Rob DeMartini, CEO of Purple Innovation. “We’ve recruited a highly accomplished CFO with direct experience in our market dynamics to lead the company’s next chapter. Bob brings decades of financial and operational leadership across branded consumer businesses, including deep experience in retail and manufacturing, and a proven track record of driving operational discipline, strengthening financial performance and leading transformation. We are confident he will play a key role as we continue to execute our strategy and drive long-term value creation.”

“Todd has decided to leave Purple to pursue a opportunity closer to home, where he will support transaction readiness at a private company. We’re grateful for his leadership and contributions over the past two and a half years. We wish him continued success. Importantly, we believe this transition positions us exceptionally well as we execute on our financial improvement plan.”

Lucian most recently served as Chief Financial Officer of La-Z-Boy Incorporated, where he led the company’s finance organization and helped shape its long-term strategic direction. During his tenure, he contributed to the development of a multi-year strategic plan and supported meaningful growth across the business, including expansion of the company-owned retail footprint and improved profitability.

Prior to La-Z-Boy, Lucian was CFO of Coty’s North America Professional Beauty, where he was responsible for integrating P&G’s Professional Hair Care business into Coty’s Professional Nail Care business and turning around both businesses to profitable growth after Coty acquired P&G’s Specialty Beauty businesses in 2016. He also spent more than three decades at Procter & Gamble in a variety of leadership positions spanning multiple business units, corporate finance, new business development, and global supply chain finance. Lucian earned a Bachelor of Science in Chemical Engineering from the University of Notre Dame and holds a Master of Business Administration with a concentration in finance and international business from the University of Cincinnati.

“I am excited to join Purple at this important time in its evolution,” said Lucian. “The Company has a strong brand, differentiated products, and meaningful opportunities ahead. I look forward to working with the team to execute against these opportunities and build on this foundation and drive sustainable growth and value for shareholders.”

About Purple

Purple exists to help people get the best sleep of their lives — by reducing pain, deepening sleep, and unlocking the potential for brighter dawns and better days. At the center of that mission is our signature innovation, the GelFlex Grid®. Originally developed in medical settings to support the body in its most vulnerable moments, the GelFlex Grid delivers a one-of-a-kind combination of pressure relief, alignment, and temperature balance that helps people fall asleep easier, stay asleep longer, and wake up with less pain.

That same comfort technology extends beyond mattresses into pillows, bedding, and cushions designed to make everyday life feel a little lighter and a lot more comfortable. Because when pain eases and sleep improves, everything else gets better too — your energy, your outlook, and your ability to show up for the moments that matter.

Less pain. Better sleep.

Learn more at www.purple.com

Investor Contact:

Stacy Turnof, Edelman Smithfield

stacy.turnof@edelmansmithfield.com

917-362-2581